UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2006

VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)

(408) 232-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

VeriFone 2006 Equity Incentive Plan

On March 22, 2006, at the VeriFone Holdings, Inc. 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”), the stockholders of VeriFone Holdings, Inc. (the “Company”) approved the VeriFone 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan was adopted by the Company’s Board of Directors on December 20, 2005. The 2006 Plan replaced the Company’s New Founders’ Stock Option Plan, Outside Directors’ Stock Option Plan and 2005 Employee Equity Incentive Plan (collectively the “Prior Plans”). No new awards will be granted under the Prior Plans.

The 2006 Plan allows for the issuance of a broad range of incentives to employees, including executive officers, directors and consultants using stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards in cash, stock or a combination thereof, and other stock-based awards.

The foregoing summary of the 2006 Plan is qualified in its entirety by the full text of the 2006 Plan which is incorporated herein by reference from the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on February 17, 2006 (the “2006 Proxy Statement”).

VeriFone Bonus Plan

Effective as of November 1, 2005, the Company adopted, subject to the approval of the Company’s stockholders, the VeriFone Bonus Plan (the “Bonus Plan”). On March 22, 2006, at the 2006 Annual Meeting, the Company’s stockholders approved the Bonus Plan. The purpose of the Bonus Plan is to provide annual performance-based bonus compensation to certain of the Company’s employees and to enable the Company to qualify bonuses it pays to executive officers as “performance-based compensation” that will be fully deductible by the Company, notwithstanding the $1,000,000 limit on deductible compensation imposed on the Company by Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to certain executive officers. The Company’s executive officers, and any other employee of the Company chosen by the Company’s Compensation Committee, are eligible to participate in the Bonus Plan.

The amount of any bonuses awarded under the Bonus Plan will be based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the Compensation Committee. The performance criteria for bonuses will be based upon one or more of the following criteria: before or after tax net income; net revenues; earnings per share; stock price; the relative performance of the Company in comparison to peer group companies; expense management; improvements in capital structure; return on assets; profit margins; budget comparisons; and total return to stockholders.

The maximum annual bonus that may be paid under the Bonus Plan to any participant in any fiscal year is $3,000,000.

The foregoing summary of the Bonus Plan is qualified in its entirety by the full text of the Bonus Plan which is incorporated herein by reference from the 2006 Proxy Statement.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Daniel Timm, a Principal of GTCR Golder Rauner, L.L.C. (“GTCR”), did not seek re-election to the Company’s Board of Directors in order to devote additional time to funds affiliated with GTCR. Accordingly, Mr. Timm ceased to be a member of the Company’s Board of Directors on March 22, 2006, the date of the 2006 Annual Meeting.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
Exhibit 10.1	VeriFone Holdings, Inc. 2006 Equity Incentive Plan*
Exhibit 10.2	VeriFone Holdings, Inc. Bonus Plan*

*Filed as an Annex to VeriFone Holdings, Inc.’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on February 17, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: March 23, 2006	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Senior Vice President and Chief Financial Officer